(logo) PACIFIC LIFE

ANNUAL COMPLIANCE STATEMENT

Houston Galleria Mall Trust 2015-HGLR,

Commercial Mortgage Pass-Through Certificates

Series 2015-HGLR

I, the undersigned officer, on behalf of Pacific Life Insurance Company, as Special Servicer (the "Certifying Servicer"), certify to J.P. Morgan Chase Commercial Mortgage Securities Corp. and its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

I have reviewed the Certifying Servicer's activities for the year ended December 31, 2020 (the "Reporting Period") and the Certifying Servicer's performance under the Trust and Servicing Agreement, dated as of March 30, 2015 (the "Agreement"); and

To the best of my knowledge, based on such review, the Certifying Servicer has fulfilled all of its obligations under the Agreement in all material respects throughout the Reporting Period.

Date: March 5, 2021

PACIFIC LIFE INSURANCE COMPANY, as Special Servicer

By:  /s/  L. Lisa Fields

Name: L. Lisa Fields

Title: AVP, Asset Management & Servicing

PACIFIC LIFE INSURANCE COMPANY

700 Newport Center Drive, Newport Beach, California 92660-6307, Telephone (949) 219-3011